EXECUTION COPY

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-2

TRUST AGREEMENT

Among

WILMINGTON TRUST COMPANY
as OWNER TRUSTEE

and

THE NATIONAL COLLEGIATE FUNDING LLC
and THE EDUCATION RESOURCES INSTITUTE, INC.
as OWNERS

Dated as of
June 8, 2006

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01	Capitalized Terms	1

ARTICLE II

ORGANIZATION

Section 2.01 Section 2.02 Section 2.03 Section 2.04 Section 2.05 Section 2.06 Section 2.07	Name Office Purposes and Powers Appointment of the Owner Trustee Declaration of Trust No Liability of Owners for Expenses or Obligations of Trust Situs of Trust	8 8 9 10 10 10 10

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTEREST

Section 3.01 Section 3.02 Section 3.03 Section 3.04 Section 3.05	Issuance of Trust Certificate
Registration and Transfer of Certificates
Lost, Stolen, Mutilated or Destroyed Certificates
Limitation on Transfer of Ownership Rights
Assignment of Right to Distributions	10 11 11 12 12

ARTICLE IV

CONCERNING THE OWNERS

Section 4.01 Section 4.02 Section 4.03 Section 4.04 Section 4.05	Action by Owners with Respect to Certain Matters Action Upon Instructions Super-majority Control Representations and Warranties of the Depositor Power of Attorney	13 14 14 14 15

ARTICLE V

INVESTMENT AND APPLICATION OF TRUST FUNDS

Section 5.01 Section 5.02	Investment of Trust Funds Application of Funds	16 16

ARTICLE VI

CAPITAL

Section 6.01 Section 6.02 Section 6.03 Section 6.04 Section 6.05 Section 6.06 Section 6.07	Tax Characterization
Initial Capital Contributions of Owners
Capital Accounts
Interest
No Additional Capital Contributions
Investment of Capital Contributions
Repayment and Return of Capital Contributions	16 17 17 17 17 18 18

ARTICLE VII

ALLOCATION OF PROFIT AND LOSS; DISTRIBUTIONS

Section 7.01 Section 7.02 Section 7.03 Section 7.04 Section 7.05 Section 7.06 Section 7.07 Section 7.08 Section 7.09 Section 7.10 Section 7.11	Profit
Loss
Special Allocations
Curative Allocations
Other Allocation Rules
Distribution of Net Cash Flow
Distribution Date Statement
Allocation of Tax Liability
Method of Payment
No Segregation of Funds; No Interest
Interpretation and Application of Provisions by the Administrator	18 18 18 20 20 21 21 21 21 22 22

ARTICLE VIII

AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

Section 8.01 Section 8.02 Section 8.03 Section 8.04 Section 8.05 Section 8.06 Section 8.07 Section 8.08 Section 8.09	General Authority
Specific Authority
General Duties
Accounting and Reports to the Owners, the Internal Revenue Service and
Others
Signature of Returns
Right to Receive and Rely Upon Instructions
No Duties Except as Specified in this Agreement or in Instructions
No Action Except Under Specified Documents or Instructions
Restriction	22 22 23 23 23 23 24 24 24

ARTICLE IX

CONCERNING THE OWNER TRUSTEE

Section 9.01 Section 9.02 Section 9.03 Section 9.04 Section 9.05	Acceptance of Trusts and Duties Furnishing of Documents Reliance; Advice of Counsel Not Acting in Individual Capacity Representations and Warranties of Owner Trustee	24 25 25 26 26

ARTICLE X

COMPENSATION OF OWNER TRUSTEE

Section 10.01 Section 10.02 Section 10.03 Section 10.04	Owner Trustee's Fees and Expenses Indemnification Lien on Trust Property Payments to the Owner Trustee	26 26 27 27

ARTICLE XI

TERMINATION OF TRUST

Section 11.01 Section 11.02 Section 11.03	Termination of Trust Distribution of Assets No Termination by Depositor or Owners	27 27 28

ARTICLE XII

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 12.01 Section 12.02	Resignation of Owner Trustee; Appointment of Successor Appointment of Additional Owner Trustees	28 29

ARTICLE XIII

TAX MATTERS PARTNER

Section 13.01 Section 13.02 Section 13.03 Section 13.04 Section 13.05 Section 13.06 Section 13.07 Section 13.08 Section 13.09	Tax Matters Partner
Notice of Tax Audit
Authority to Extend Period for Assessing Tax
Choice of Forum for Filing Petition for Readjustment
Authority to Bind Owners by Settlement Agreement
Notices Sent to the Internal Revenue Service
Indemnification of Tax Matters Partner
Approval of Tax Matters Partner's Decisions
Participation by Owners in Internal Revenue Service
Administrative Proceedings	30 30 30 30 30 30 30 31 31

ARTICLE XIV

MISCELLANEOUS

Section 14.01 Section 14.02 Section 14.03 Section 14.04 Section 14.05 Section 14.06 Section 14.07 Section 14.08 Section 14.09 Section 14.10 Section 14.11	Supplements and Amendments
No Legal Title to Trust Property in Owner
Pledge of Collateral by Owner Trustee is Binding
Limitations on Rights of Others
Notices
Severability
Separate Counterparts
Successors and Assigns
Headings
Governing Law
General Interpretive Principles	31 31 32 32 32 32 32 32 33 33 33

SCHEDULE A SCHEDULE B SCHEDULE C SCHEDULE D EXHIBIT 1 EXHIBIT 2	CAPITAL CONTRIBUTIONS, INITIAL SHARING RATIOS AND PERCENTAGE INTERESTS LOAN ORIGINATORS LOAN PURCHASE AGREEMENTS GUARANTY AGREEMENTS FORM OF TRUST CERTIFICATE FORM OF ACCESSION AGREEMENT

          TRUST AGREEMENT, dated as of June 8, 2006, among The National Collegiate Funding LLC, a Delaware limited liability company (the “Depositor”), The Education Resources Institute, Inc., a private non-profit corporation organized under Chapter 180 of the Massachusetts General Laws, and Wilmington Trust Company, a Delaware banking corporation (the “Owner Trustee”).

          WHEREAS, the parties hereto intend to amend and restate that certain Interim Trust Agreement, dated as of May 23, 2006 (the “Interim Trust Agreement”), by and between the Depositor and the Owner Trustee, on the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend and restate the Interim Trust Agreement in its entirety and further agree as follows:

ARTICLE I

DEFINITIONS

           Section 1.01     Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

          “Administration Agreement” means the Administration Agreement, dated as of June 8, 2006, among the Trust, the Indenture Trustee, the Owner Trustee, the Depositor and First Marblehead Data Services, Inc., as Administrator, as it may be amended from time to time.

          “Administrator” means First Marblehead Data Services, Inc., a Massachusetts corporation, as Administrator under the Administration Agreement, or any successor Administrator as appointed pursuant to the terms of the Administration Agreement.

          “Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          “Agreement” means this Trust Agreement, as it may be amended or restated from time to time.

          “Assignments of Servicing Agreements” means each of the Servicer Consent Letters, dated as of June 8, 2006, among the Trust, The First Marblehead Corporation and the Pennsylvania Higher Education Assistance Agency, Great Lakes Educational Loan Services, Inc., CFS-SunTech Servicing, LLC, Educational Services of America, Inc. and Nelnet, Inc., respectively, relating to the assignment of each of the respective Servicing Agreements to the Trust.

          “Authorized Officer” means any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to, and binding upon, the Trust and whose name appears on a list of such authorized officers furnished by the Owner Trustee as such list may be amended or supplemented from time to time.

          “Back-up Agreement” means the Back-up Administration Agreement, dated as of June 8, 2006, among the Trust, the Depositor, the Owner Trustee, the Administrator and U.S. Bank National Association.

          “Bankruptcy Action” has the meaning set forth in Section 4.01(b)(iv)(G).

          “Beneficial Interest”as to any Owner, means all or any part of the interest of that Owner in the Trust, including without limitation its (a) right to a distributive share of the Profit and Loss of the Trust, (b) right to a distributive share of the assets of the Trust, and (c) right to direct or consent to actions of the Owner Trustee and otherwise participate in the management of and control the affairs of the Trust.

          “Business Day” means any day that is not a Saturday, Sunday or any other day on which commercial banking institutions in Delaware are authorized or obligated by law or executive order to be closed.

          “Capital Account” means the Capital Account maintained for each Owner pursuant to Article VI of this Agreement.

          “Capital Contribution” means the amount of money contributed or deemed to have been contributed by an Owner to the capital of the Trust, which shall be as set forth on Schedule A to this Agreement.

          “Certificate of Trust” means the Certificate of Trust filed with the Secretary of State by the Owner Trustee on behalf of the Trust.

          “Custodial Agreements” means each of the Custodial Agreements, dated as of June 8, 2006, among the Trust, the Indenture Trustee and the Pennsylvania Higher Education Assistance Agency, Great Lakes Educational Loan Services, Inc., CFS-SunTech Servicing, LLC, Educational Services of America, Inc. and Nelnet, Inc., respectively.

          “Deposit and Sale Agreement” means the Deposit and Sale Agreement, dated as of June 8, 2006, between the Depositor and the Trust.

          “Deposit and Security Agreement” means the Deposit and Security Agreement, dated as of June 8, 2006, among the Administrator, TERI and the Trust.

          “Depositor” means The National Collegiate Funding LLC, a Delaware limited liability company.

          “Distribution Date” means the first Business Day following a day on which the Owner Trustee obtains receipt of funds or, if instructed by the Owners, such other Business Day as they shall specify in writing.

          “Distribution Date Statement” means the statement described as such in Section 7.07.

          “Distribution” means any money or other property distributed to an Owner with respect to its Beneficial Interest.

          “Eligible Investments” means one or more of the following (it being acknowledged by the parties hereto that Eligible Investments will have the meaning set forth in the Indenture until such time as the Notes are no longer outstanding):

          (a)       Obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

           (b)      Repurchase agreements on obligations specified in clause (a) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each of the Rating Agencies in its highest short-term rating available;

          (c)     Federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of the Rating Agencies in its highest short-term rating available; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall have a credit rating in one of the two highest applicable categories from each of the Rating Agencies;

          (d)     Commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof, which, on the date of acquisition has been rated by each of the Rating Agencies in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

           (e)      A money market fund rated by each of the Rating Agencies in its highest rating available which may be a money market fund of the Owner Trustee; and

           (f)      Other obligations or securities that are acceptable to each of the Rating Agencies as an Eligible Investment hereunder; provided, however, that no instrument shall be an Eligible Investment if it provides for either (i) the right to receive only interest payments with respect to the underlying debt instrument or (ii) the right to receive both principal and interest payments derived from the obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; and provided further that so long as the Notes are outstanding, no instrument that is not a permitted investment under the Indenture shall be an Eligible Investment for purposes of this Agreement.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “Fiscal Year” means the twelve-month period ending on June 30 each year or such portion thereof as the Trust may be in existence.

          “Indemnification Agreements” means each of the Indemnification Agreements, dated as of June 8, 2006, between The First Marblehead Corporation and Bank of America, N.A. and JPMorgan Chase Bank, N.A., respectively.

          “Indenture” means the Indenture between the Trust and U.S. Bank National Association, as Indenture Trustee, dated as of June 1, 2006, as amended or supplemented from time to time pursuant to which the Notes are to be issued.

          “Indenture Trustee” means the bank or trust company acting as Indenture Trustee under the Indenture.

          “Interested Noteholders” shall have the meaning set forth in the Indenture.

          “Issuer Order” means the Issuer Order to the Indenture Trustee from the Trust dated June 8, 2006.

          “Issuer Orders to Authenticate” means the Issuer Orders to Authenticate to the Indenture Trustee from the Trust dated June 8, 2006.

          “Loan Originators” means each of the originators of the Student Loans, as set forth on Schedule B attached hereto, as amended or supplemented from time to time.

          “Loan Purchase Agreements” means each of the loan purchase agreements entered into between each of the Loan Originators and The First Marblehead Corporation, as set forth on Schedule C attached hereto, as amended or supplemented from time to time.

          “Net Cash Flow” means, with respect to any fiscal period of the Trust, all revenues of the Trust decreased by (a) cash expenditures for operating expenses (including interest on indebtedness of the Trust but not including expense items which do not require current cash outlay), (b) reserves for contingencies and working capital established in such amounts as the Owner Trustee, with the consent of the Owners, may determine, (c) repayments of principal on any Trust indebtedness, and (d) taxes.

          “1933 Act” has the meaning set forth in Section 3.02(a).

          “Notes”mean the collateralized student loan asset backed notes to be issued by the Trust pursuant to the Indenture.

          “Noteholder” means any holder of the Notes.

          “Owner” means each of the Depositor, TERI and any other Person who becomes an owner of a Beneficial Interest.

          “Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation with its principal place of business in the State of Delaware, not in its individual capacity but solely as trustee, or any successor thereto, duly appointed in accordance with Section 12.01 hereof.

          “Percentage Interest” means the initial undivided beneficial interest in the Trust Property of an Owner expressed as a percentage of the total initial undivided beneficial interests in the Trust Property. References to Percentage Interests herein shall be solely for the purpose of certificating Owners’ interests hereunder and for any other purpose specified in this Agreement.

          “Periodic Filings” means any filings or submissions that the Trust is required to make with any state or Federal regulatory agency or under the Code.

          “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, trust (including any beneficiary thereof), estate, custodian, nominee, unincorporated organization or government or any agency or political subdivision thereof.

          “Plan”has the meaning set forth in Section 3.04(c).

          “Plan Assets” has the meaning set forth in Section 3.04(c).

          "Rating Agencies" means Moody's Investors Service, Inc., Fitch, Inc. and Standard & Poors Rating Services, a division of The McGraw-Hill Companies, Inc.

          “Secretary of State” means the office of the Secretary of State of the State of Delaware.

          “Servicers” means the Pennsylvania Higher Education Assistance Agency, Great Lakes Educational Loan Services, Inc., CFS-SunTech Servicing, LLC, Educational Services of America, Inc., Nelnet, Inc. and any other loan servicer satisfying the Rating Agency Condition.

          “Servicing Agreements” means (a) the agreement by which the Pennsylvania Higher Education Assistance Agency will act as the Servicer, dated as of October 16, 2001, as amended, between The First Marblehead Corporation and the Pennsylvania Higher Education Assistance Agency, (b) the Non-FFELP Loan Servicing Agreement, dated as of May 1, 2003, as amended, by and between Great Lakes Educational Loan Services, Inc. and The First Marblehead Corporation, (c) the Private Consolidation Agreement dated as of March 26, 2004 as amended, between CFS-SunTech Servicing, LLC and The First Marblehead Corporation, (d) the Alternative Servicing Agreement dated as of February 1, 2004, as supplemented, between Educational Services of America, Inc. and The First Marblehead Corporation, and (e) the Loan Servicing Agreement, dated as of August 1, 2001, as amended, between Nelnet, Inc. (as successor in interest to UNIPAC Service Corporation and The First Marblehead Corporation, all of which agreements will be assigned to the Trust concurrent with the initial purchase of Financed Student Loans, or any other servicing agreement between the Issuer and a servicer under which such servicer agrees to service Financed Student Loans included in the Indenture Trust Estate, which servicing agreement shall satisfy the Rating Agency Condition.

          “Sharing Ratio” means, with respect to any Owner, the ratio (expressed as a percentage) specified on Schedule A attached hereto.

          “Statutory Trust Statute” means the Delaware Statutory Trust Act, 12 Del. Code §3801 et seq.

          “Structuring Advisor” means The First Marblehead Corporation.

          “Structuring Advisory Agreement” means the Structuring Advisory Agreement between the Structuring Advisor and the Trust, dated as June 8, 2006.

          “Student Loans” means the education loans, to or for the benefit of students, originated under one of the Student Loan Programs.

          “Student Loan Notes” means the promissory notes to be sold to the Trust by the Loan Originators pursuant to the Loan Purchase Agreements representing education loans, to or for the benefit of students, originated under the Student Loan Programs.

          “Student Loan Programs” means each of the programs for the origination of the Student Loans by each of the Loan Originators pursuant to the Loan Purchase Agreements.

          “Super-majority Owners” shall have the meaning set forth in Section 4.03.

          “TERI” means The Education Resources Institute, Inc., a private non-profit corporation organized under Chapter 180 of the Massachusetts General Laws.

          “TERI Deposit Account” means the special deposit account established by TERI pursuant to the Deposit and Security Agreement.

          “TERI Guaranty Agreements” means each of the Guaranty Agreements entered into between each of the Loan Originators and TERI as set forth on Schedule D attached hereto, as amended or supplemented from time to time.

          “TERI Guaranteed Loans” means Student Loans originated under the Student Loan Programs owned by the Trust and guaranteed by TERI pursuant to the Guaranty Agreements.

          “Transfer” means the sale, transfer or other assignment of all of an Owner’s right, title and interest in all or a portion of such Owner’s Beneficial Interest.

          “Trust” means The National Collegiate Student Loan Trust 2006-2 established by this Agreement.

          “Trust Certificate” means a certificate evidencing the Beneficial Interest of an Owner in substantially the form attached hereto as Exhibit 1.

          “Trust Property” means all right, title and interest of the Trust or the Owner Trustee on behalf of the Trust in and to any property contributed to the Trust by the Owners or otherwise acquired by the Trust, including without limitation all distributions, payments or proceeds thereon.

          “Trust Related Agreements” means any instruments or agreements signed by the Owner Trustee on behalf of the Trust, including without limitation, the Indenture, the Loan Purchase Agreements, the Administration Agreement, the Deposit and Sale Agreement, the Deposit and Security Agreement, the Structuring Advisory Agreement, the Assignments of Servicing Agreements, the Back-up Agreement, the Custodial Agreements, the Notes, the Indemnification Agreements, the Issuer Order and the Issuer Orders to Authenticate.

          Tax Terms:

          “Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (a)      Credit to such Capital Account the minimum gain chargeback that such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations and the amount of such Partner’s share of Partner Nonrecourse Debt Minimum Gain; and

           (b)      Debit to such Capital Account the items described in sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Nonrecourse Deductions” has the meaning set forth in section 1.704-2(b)(1) of the Regulations.

          “Nonrecourse Liability”has the meaning set forth in section 1.704-2(b)(3) of the Regulations.

          “Partner Nonrecourse Debt” has the meaning set forth in section 1.704-2(b)(4) of the Regulations.

          “Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with section 1.704-2(i)(3) of the Regulations.

          “Partner Nonrecourse Deductions” has the meaning set forth in sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

          “Partners” means the Owners.

          “Partnership” means the Trust.

          “Partnership Minimum Gain” has the meaning set forth in sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

          “Profit and Loss” means, for each Fiscal Year, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year, determined in accordance with section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

           (a)      Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this definition shall be added to such taxable income or loss;

           (b)      Any expenditures of the Partnership described in section 705(a)(2)(B) of the Code or treated as expenditures under section 705(a)(2)(B) of the Code pursuant to section 1.704-1(b)(2)(iv)(i) of the Regulations (other than expenses in respect of which an election is properly made under section 709 of the Code), and not otherwise taken into account in computing Profit or Loss pursuant to this definition, shall be subtracted from such taxable income or loss;

           (c)      Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 7.03 or 7.04 shall not be taken into account in computing Profit or Loss.

          The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Sections 7.03 and 7.04 shall be determined by applying rules analogous to those set forth in clauses (a) and (b) above.

          “Regulations” means the federal income tax regulations promulgated by the United States Treasury Department under the Code as such Regulations may be amended from time to time.

          All references herein to a specific section of the regulations shall be deemed also to refer to any corresponding provision of succeeding Regulations.

          “Regulatory Allocations” has the meaning set forth in Section 7.04.

ARTICLE II

ORGANIZATION

           Section 2.01     Name. The Trust continued hereby shall be known as The National Collegiate Student Loan Trust 2006-2, in which name the Owner Trustee may take any action as provided herein.

           Section 2.02     Office. The principal place of business and principal office of the Trust shall be in care of the Owner Trustee, at the address set forth in Section 14.05. The Trust shall also have an office at 800 Boylston Street —34th Floor, Boston, Massachusetts 02199.

           Section 2.03     Purposes and Powers.

          (a)       The purpose of the Trust is, subject to the limitations of Section 6.01, to engage in the following activities and only these activities:

(i) To acquire a pool of Student Loans, to execute the Indenture and to issue the Notes;

(ii) To enter into the Trust Related Agreements and to provide for the administration of the Trust and the servicing of the Student Loans;

(iii) To engage in those activities and to enter into such agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(iv) To engage in such other activities as may be required in connection with conservation of the Trust Property and Distributions to Owners. Until the Indenture is discharged, the Trust shall not engage in any business or activities other than in connection with, or relating to, the foregoing and other than as required or authorized by the terms of this Agreement and the Indenture, except as are incidental to and necessary to accomplish such activities, unless the Interested Noteholders consent to the Trust engaging in other activities.

          (b)      Until the Indenture is discharged, the operations of the Trust shall be conducted in accordance with the following standards:

(i) The Trust will act solely in its own name and the Owner Trustee or other agents selected in accordance with this Agreement will act on behalf of the Trust subject to direction by the Owners as provided herein, but such action shall not be in violation of the terms of this Agreement;

(ii) The Trust’s funds and assets shall at all times be maintained separately from those of the Owners and any of their respective Affiliates;

(iii) The Trust shall maintain complete and correct books, minutes of the meetings and proceedings of the Owners, and records of accounts;

(iv) The Trust shall conduct its business at the office of the Owner Trustee and will use stationery and other business forms of the Trust under its own name and not that of the Owners or any of their respective Affiliates, and will avoid the appearance (A) of conducting business on behalf of any Owner or any Affiliate of an Owner or (B) that the assets of the Trust are available to pay the creditors of the Owner Trustee or any Owner;

(v) The Trust’s operating expenses shall be paid out of its own funds;

(vi) The Trust shall not incur, guarantee or assume any debt (other than the Notes) nor hold itself out as being liable for the debts of any entity, including any Owner or any Affiliates of any Owner;

(vii) For so long as any of the Notes are outstanding, the Trust shall not (A) merge or consolidate with or into any other entity, (B) convey or transfer all or substantially all of its assets to any other entity (other than to the Indenture Trustee pursuant to the Indenture), or (C) dissolve, liquidate or terminate in whole or in part; and

(viii) For so long as any of the Notes are outstanding, the Trust shall not own or acquire any financial asset that requires the Trust, the Owners or the Administrator to make any decisions regarding such asset other than the servicing of the asset.

           Section 2.04     Appointment of the Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust, to have all the rights, powers and duties set forth herein and in the Statutory Trust Statute. The Owner Trustee acknowledges receipt in trust from the Depositor, of the sum of one dollar ($1), constituting the initial Trust Property.

           Section 2.05     Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Owner Trustee under the Trust Related Agreements. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of the Trust.

           Section 2.06     No Liability of Owners for Expenses or Obligations of Trust. No Owner shall be liable for any liability, expense or other obligation of the Trust.

           Section 2.07     Situs of Trust. The Trust will be located and administered in the State of Delaware. The Trust shall not have any employees in any state other than in the State of Delaware and payments will be received by the Owner Trustee on behalf of the Trust only in the State of Delaware and payments will be made by the Owner Trustee on behalf of the Trust only from the State of Delaware.

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTEREST

           Section 3.01     Issuance of Trust Certificate.

           (a)      As of the date hereof, as set forth on Schedule A attached hereto, the Depositor has been issued a Trust Certificate evidencing a percentage of the Beneficial Interest in the Trust and TERI has been issued a Trust Certificate evidencing a percentage of the Beneficial Interest in the Trust.

           (b)      Each Trust Certificate shall be executed by manual signature on behalf of the Owner Trustee by one of its Authorized Officers. Trust Certificates bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee shall bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate or does not hold such office at the date of such Trust Certificate. Each Trust Certificate shall be dated the date of its issuance.

          Section 3.02      Registration and Transfer of Certificates.

           (a)      The Owner Trustee shall maintain at its office referred to in Section 2.02, or at the office of any agent appointed by it and approved in writing by the Owners at the time of such appointment, a register for the registration and Transfer of Trust Certificates. No Transfer of a Beneficial Interest shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and state securities laws, or is exempt from the registration requirements under the 1933 Act and state securities laws.

           (b)      The registered Owner of any Trust Certificate may Transfer all or any portion of the Beneficial Interest evidenced by such Trust Certificate upon surrender thereof to the Owner Trustee accompanied by the documents required by Section 3.04. Such Transfer may be made by the registered Owner in person or by its attorney duly authorized in writing upon surrender of the Trust Certificate to the Owner Trustee accompanied by a written instrument of Transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of Transfer as the Owner Trustee may reasonably require. Promptly upon the receipt of such documents and receipt by the Owner Trustee of the transferor’s Trust Certificate, the Owner Trustee shall (i) record the name of such transferee as an Owner and its Percentage Interest in the Trust Certificate register and (ii) issue, execute and deliver to such Owner a Trust Certificate evidencing such Percentage Interest. In the event a transferor Transfers only a portion of its Beneficial Interest, the Owner Trustee shall register and issue to such transferor a new Trust Certificate evidencing such transferor’s new Percentage Interest. Subsequent to a Transfer and upon the issuance of the new Trust Certificate or Trust Certificates, the Owner Trustee shall cancel and destroy the Trust Certificate surrendered to it in connection with such Transfer. The Owner Trustee may treat the Person in whose name any Trust Certificate is registered as the sole Owner of the Beneficial Interest in the Trust evidenced by such Trust Certificate.

           (c)      As a condition precedent to any registration of Transfer, the Owner Trustee may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such Transfer and any other reasonable expenses connected therewith.

           Section 3.03     Lost, Stolen, Mutilated or Destroyed Certificates. If (i) any mutilated Trust Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee receives evidence to its satisfaction that any Trust Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee together with such security or indemnity as may be requested by the Owner Trustee to save it harmless, the Owner Trustee shall execute and deliver a new Trust Certificate for the same Percentage Interest as the Trust Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine. In connection with the issuance of any new Trust Certificate under this Section 3.03, the Owner Trustee may require the payment by the registered Owner thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Owner Trustee) connected therewith. Any replacement Trust Certificate issued pursuant to this Section 3.03 shall constitute complete and indefeasible evidence of ownership of a Beneficial Interest, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

          Section 3.04      Limitation on Transfer of Ownership Rights.

           (a)      No Transfer of all or any part of a Beneficial Interest shall be made to any Person unless (i) such Person delivers to the Owner Trustee an accession agreement substantially in the form of Exhibit 2 hereof, (ii) except for the initial transfer of the Beneficial Interest of the Depositor, the Owner Trustee shall have received a written opinion of counsel in form and substance satisfactory to the Owner Trustee stating that such Transfer is exempt from the 1933 Act and any applicable state securities laws.

           (b)      At any time that there is more than one Owner, no Transfer of a Beneficial Interest shall be valid unless the Owner making such Transfer shall have received the prior written consent to such Transfer of the Owners holding at least 85% of both the Percentage Interests and the Sharing Ratios in the Trust at such time, which consent may not be unreasonably withheld; provided, however, that in calculating the total Beneficial Interests in the Trust the Beneficial Interest owned by the transferor or (unless the transferor and its Affiliates are the only Owners) any Affiliate thereof shall be excluded.

           (c)      No Transfer of all or any part of a Beneficial Interest shall be made to any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code (collectively, “Plan”), nor to any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring the Beneficial Interest with “plan assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”) unless the Owner Trustee is provided with an opinion of counsel which establishes to the satisfaction of the Owner Trustee that the purchase of the Beneficial Interest is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Owners, the Owner Trustee or the Trust to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to that undertaken in this Agreement, which opinion of counsel shall not be an expense of the Owners, the Owner Trustee or the Trust.

           (d)      No Transfer of all or any part of a Beneficial Interest shall be permitted, and no such transfer shall be effective hereunder, if such transfer would cause the Trust to be classified as a publicly traded partnership, taxable as a corporation for federal income tax purposes, by causing the Trust to have more than 100 Owners at any time during any taxable year of the Trust.

           Section 3.05     Assignment of Right to Distributions. An Owner may assign all or any part of its right to receive distributions hereunder, but such assignment (in the absence of a permitted Transfer) shall effect no change in the ownership of the Trust.

ARTICLE IV

CONCERNING THE OWNERS

           Section 4.01      Action by Owners with Respect to Certain Matters.

           (a)     The Owner Trustee will take such action or refrain from taking such action under this Agreement or any Trust Related Agreement as it shall be directed pursuant to an express provision of this Agreement or such Trust Related Agreement or, with respect to nonministerial matters, as it shall be directed by all the Owners for so long as any of the Notes are outstanding.

          (b)      Without limiting the generality of the foregoing, in connection with the following nonministerial matters, the Owner Trustee will take no action, and will not have authority to take any such action, unless it receives prior written approval from all the Owners for so long as any of the Notes are outstanding:

          (i)      Initiate any claim or lawsuit by the Trust and compromise any claim or lawsuit brought by or against the Trust, except for claims or lawsuits initiated in the ordinary course of business by the Trust or its agents or nominees for collection on the Student Loans owned by the Trust;

(ii) Amend, change or modify this Agreement or any Trust Related Agreement;

          (iii)      To the fullest extent permitted by applicable law, file a voluntary petition in bankruptcy for the Trust, which in no event shall the Owner Trustee be permitted to do or be instructed to do until at least 367 days after the payment in full of the Outstanding Notes (as defined in the Indenture) issued by the Trust; and

          (iv)      To the fullest extent permitted by applicable law, (A) Institute proceedings to have the Trust declared or adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (C) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (E) make any assignment for the benefit of the Trust’s creditors, (F) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (G) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”). No Owner shall have the power to take, and no Owner shall take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust.

          (c)      No Owner shall take any action to cause the filing of an involuntary petition in bankruptcy against the Trust.

           Section 4.02     Action Upon Instructions.

          (a)       The Owner Trustee shall take such action or actions as may be specified in this Agreement or in any instructions delivered in accordance with this Article IV or Article VIII; provided, however, that the Owner Trustee shall not be required to take any such action if it shall have reasonably determined, or shall have been advised by counsel, that such action (i) is contrary to the terms hereof or of any document contemplated hereby to which the Trust or the Owner Trustee is a party or is otherwise contrary to law, (ii) is likely to result in personal liability on the part of the Owner Trustee, unless the Owners shall have provided to the Owner Trustee indemnification or security reasonably satisfactory to the Owner Trustee against all costs, expenses and liabilities arising from the Owner Trustee’s taking of such action, or (iii) would adversely affect the status of the Trust as either a grantor trust or a partnership for Federal income tax purposes.

           (b)      No Owner shall direct the Owner Trustee to take or refrain from taking any action contrary to this Agreement or any Trust Related Agreement, nor shall the Owner Trustee be obligated to follow any such direction, if given.

           (c)      Notwithstanding anything contained herein or in any Trust Related Agreement to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order for the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby.

           (d)      The Owner Trustee shall not have the power to remove the Administrator under the Administration Agreement or appoint a successor Administrator pursuant to the Administration Agreement without written instruction by the Owners.

           Section 4.03     Super-majority Control. Except as otherwise expressly provided in this Agreement, any action which may be taken or consent or instructions which may be given by the Owners under this Agreement may be taken by the Owners holding in the aggregate at least 85% of both the Percentage Interests and the Sharing Ratios in the Trust at the time of such action (the “Super-majority Owners”). Any written notice of the Owners delivered pursuant to this Agreement shall be effective only if signed by the Super-majority Owners at the time of the delivery of such notice.

           Section 4.04     Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee as follows:

           (a)      Upon the receipt of the Trust Property by the Owner Trustee under this Agreement, the Owner Trustee on behalf of the Trust will have good title to the Trust Property free and clear of any lien.

           (b)      The Trust is not and will not be, upon conveyance of the Trust Property to the Owner Trustee, an “Investment Company” or under the “control” of an “Investment Company,” as such terms are defined in the Investment Company Act of 1940, as amended.

           (c)      Except for the filing of the Certificate of Trust with the Secretary of State, no consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required under current law in connection with the execution, delivery or performance by the Depositor of this Agreement or the consummation of the transactions contemplated hereby; provided, however, that no representation or warranty is made herein as to compliance with Federal securities laws or the securities or “blue sky” laws of any state.

           (d)      This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Depositor, enforceable in accordance with its terms.

           Section 4.05     Power of Attorney.

          (a)      General. Each Owner hereby irrevocably constitutes and appoints the Administrator, with full power of substitution, such Owner’s true and lawful attorney-in-fact, in such Owner’s name, place and stead, with full power to act jointly and severally, to make, execute, sign, acknowledge, swear to, verify, deliver, file, record and publish the following documents:

(i) Any certificate, instrument or document to be filed by the Owners under the laws of any state, or with any governmental agency in connection with this Agreement;

          (ii)      Any certificate, instrument or document which may be required to effect the continuation or the termination of the Trust, including any amendments to this Agreement; provided such continuation or termination is in accordance with the terms of this Agreement; and

(iii) Any written notice, instruction, instrument or document under Article XII of this Agreement.

          (b)      Duration of Power of Attorney. It is expressly intended by each of the Owners that the Power of Attorney granted under this Section 4.05 is coupled with an interest, and it is agreed that such Power of Attorney shall survive (i) the dissolution, death or incompetency of any Owner and (ii) the assignment by any Owner of the whole or any portion of such Owner’s Beneficial Interest.

ARTICLE V

INVESTMENT AND APPLICATION OF TRUST FUNDS

           Section 5.01     Investment of Trust Funds. Unless otherwise directed in writing by the Owners, income with respect to and proceeds of the Trust Property which are received by the Owner Trustee more than one day prior to a Distribution Date shall be invested and reinvested by the Owner Trustee in Eligible Investments. Interest earned from such investment and reinvestment shall be credited to the Trust Property.

           Section 5.02     Application of Funds. Income with respect to and proceeds of Trust Property held by the Owner Trustee on a Distribution Date shall be remitted directly to the Indenture Trustee for application in accordance with the Indenture for so long as any of the Notes is outstanding, and thereafter shall be applied by the Owner Trustee on such Distribution Date in the following order:

(i) First, to pay any amounts due to the Owner Trustee under this Agreement;

(ii) Second, to pay any amounts due to the Administrator under the Administration Agreement and to the Structuring Advisor under the Structuring Advisory Agreement;

(iii) Third, to pay any amounts then due to any Person under the Trust Related Agreements;

(iv) Fourth, to pay any other expenses of the Trust; and

(v) Fifth, to the Owners in accordance with Section 7.06.

All payments to be made under this Agreement by the Owner Trustee shall be made only from the income and proceeds of the Trust Property and only to the extent that the Owner Trustee has received such income or proceeds.

ARTICLE VI

CAPITAL

           Section 6.01     Tax Characterization. It is intended that the Trust be characterized and treated as a grantor trust for federal income tax purposes. To the extent the Trust is characterized and treated as anything other than a grantor trust for federal, state or local income tax purposes, the Trust is intended to be treated as a partnership for federal, state and local tax purposes. All references to a “Partner,” the “Partners” and to the “Partnership” in this Agreement and in the provisions of the Code and Regulations cited in this Agreement shall be deemed to refer to an Owner, the Owners and the Trust, respectively in the event the Trust is not treated as a grantor trust. The capital account and tax allocation provisions are to apply if the Trust is not treated as a grantor trust. The Trust may not engage in profit-making business activities, and its activities are intended solely to protect and conserve the assets of the Trust and to make distributions to those persons entitled thereto.

           Section 6.02     Initial Capital Contributions of Owners. The Depositor shall make an initial Capital Contribution in the amount of one dollar ($1) upon execution of this Agreement. Upon their accession to this Agreement as Owners and the issuance of Trust Certificates to them in accordance with Section 3.01(a), the Owners will be deemed to have made initial Capital Contributions in the amounts set forth on Schedule A attached hereto.

           Section 6.03     Capital Accounts. A capital account shall be maintained for each Owner throughout the term of the Trust in accordance with the rules of section 1.704-1(b)(2)(iv) of the Regulations as in effect from time to time, and, to the extent not inconsistent therewith, to which the following provisions apply:

           (a)  To each Owner’s Capital Account there shall be credited (i) the amount of money contributed by such Owner to the Trust (including each Owner’s share of any liabilities of the Trust assumed by such Owner as provided in section 1.704-1(b)(2)(iv)(c) of the Regulations), (ii) the fair market value of any property contributed to the Trust by such Owner (net of liabilities secured by such contributed property that the Trust is considered to assume or take subject to under section 752 of the Code), and (iii) such Owner’s share of Profit and items of income and gain that are specially allocated pursuant to Sections 7.03 and 7.04 (other than any income or gain allocated to such Owner pursuant to Section 7.03(f) in accordance with section 704(c) of the Code). The initial Capital Contributions of each Owner are set forth on Schedule A attached hereto.

           (b)  To each Owner’s Capital Account there shall be debited (i) the amount of money distributed to such Owner by the Trust (including any liabilities of such Owner assumed by the Trust as provided in section 1.704-1(b)(2)(iv)(c) of the Regulations) other than amounts that are in repayment of debt obligations of the Trust to such Owner, (ii) the fair market value of property distributed to such Owner (net of liabilities secured by such distributed property that such Owner is considered to assume or take subject to), and (iii) such Owner’s share of Loss and items of loss or deduction that are specially allocated pursuant to Sections 7.03 and 7.04 (other than any deduction or loss allocated to such Owner pursuant to Section 7.03(f) in accordance with section 704(c) of the Code).

           (c)  The Capital Account of a transferee Owner shall include the appropriate portion of the Capital Account of the Owner from whom the transferee Owner’s interest was obtained.

           (d)   In determining the amount of any liability, there shall be taken into account section 752(c) of the Code and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.

           Section 6.04     Interest. No Owner shall be entitled to interest on its Capital Contribution or on any Profit retained by the Trust.

           Section 6.05     No Additional Capital Contributions. No Owner shall make an additional Capital Contribution to the Trust, or receive a distribution from the Trust, of property unless this Agreement shall have first been amended to the extent necessary to comply with the requirements of sections 704(b) and (c) of the Code regarding the distributive shares of, and the allocation of income, gain, loss, deduction and credit among, partners of a partnership.

           Section 6.06     Investment of Capital Contributions. The cash Capital Contributions of the Owners shall be invested by the Owner Trustee in accordance with Section 5.01.

           Section 6.07     Repayment and Return of Capital Contributions. The Owner Trustee shall have no personal liability for the repayment of any Capital Contributions of the Owners.

ARTICLE VII

ALLOCATION OF PROFIT AND LOSS; DISTRIBUTIONS

           Section 7.01     Profit. After giving effect to special allocations set forth in Section 7.03 and Section 7.04, Profit for any Fiscal Year shall be allocated to the Owners in proportion to their respective Sharing Ratios.

           Section 7.02     Loss. After giving effect to the special allocations set forth in Sections 7.03 and 7.04, Loss for any Fiscal Year shall be allocated as follows:

        (a)   Special Allocation of Loss Attributable to Note Defaults on TERI Guaranteed Loans. To the extent of any positive balance in TERI’s Capital Account as an Owner, TERI shall be specially allocated all Losses for such Fiscal Year resulting from defaults, as determined pursuant to the TERI Guaranty Agreements, on the TERI Guaranteed Loans owned by the Trust to the extent that the Trust is not reimbursed for such Losses by TERI as a guaranty payment pursuant to the TERI Guaranty Agreements.

           (b)  Other Loss. All Loss not allocated pursuant to Section 7.02(a) shall be allocated to the Owners in proportion to their Sharing Ratios.

           (c)  Effect of Adjusted Capital Account Deficit. The Loss allocated pursuant to Section 7.02(a) and (b) shall not exceed the maximum amount of Loss that can be so allocated without causing any Owner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Owners would have Adjusted Capital Account Deficits as a consequence of an allocation of Loss pursuant to Section 7.02(a) and (b), the limitation set forth in this Section 7.02(c) shall be applied on an Owner by Owner basis so as to allocate the maximum permissible Loss to each Owner under section 1.704-1(b)(2)(ii)(d) of the Regulations.

           (d)  Remaining Loss. In the event that there is any remaining Loss in excess of the limitation set forth in Section 7.02(c), such remaining Loss shall be allocated among the Owners in proportion to their respective Sharing Ratios.

           Section 7.03     Special Allocations.

          (a)   Minimum Gain Chargeback. Except as otherwise provided in section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 7.03, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Owner shall be specially allocated items of Trust income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Owner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Owner pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 7.03(a) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b)   Owner Minimum Gain Chargeback. Except as otherwise provided in section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 7.03, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Owner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704- 2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 7.03(b) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (c)   Qualified Income Offset. In the event any Owner unexpectedly receives any adjustments, allocations, or distributions described in section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Trust income and gain shall be specially allocated to the Owner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Owner as quickly as possible, provided that an allocation pursuant to this Section 7.03(c) shall be made only if and to the extent that the Owner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.03(c) were not in this Agreement.

           (d)  Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Owners in proportion to their Sharing Ratios.

          (e)   Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Owner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with section 1.704-2(i)(1) of the Regulations.

          (f)   Mandatory Allocations Under Section 704(c) of the Code. Notwithstanding the foregoing provisions of this Section 7.03, in the event section 704(c) of the Code or section 704(c) of the Code principles applicable under section 1.704-1(b)(2)(iv) of the Regulations require allocations of income, gain, deduction or loss in a manner different than that set forth above, the provisions of section 704(c) of the Code and the Regulations thereunder shall control such allocations. Any item of Trust income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Partner to the capital of the Trust or which has been revalued for Capital Account purposes pursuant to section 1.744-1(b)(2)(iv) of the Regulations and which is required to be allocated to such Partner for income tax purposes under section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution shall be allocated solely for income tax purposes in the manner required or permitted under section 704(c) of the Code using the “traditional method” described in section 1.704-3(b) of the Regulations, provided, however, that curative allocations consisting of the special allocation of gain or loss upon the sale or other disposition of the contributed property shall be made in accordance with section 1.704-3(c) of the Regulations to the extent necessary to eliminate any disparity, to the extent possible, between the Partners’ book and tax Capital Accounts attributable to such property; further provided, however, that any other method allowable under applicable Regulations may be used for any contribution of property as to which there is agreement between the contributing Partner and the Administrator.

          (g)   Gross Income Allocation. In the event any Owner has an Adjusted Capital Account Deficit, such Owner shall be specially allocated items of Trust income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.03(g) shall be made only if and to the extent that such Owner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 7.03 have been made as if Sections 7.03(c) and 7.03(g) were not in this Agreement.

           Section 7.04     Curative Allocations. The allocations set forth in Sections 7.02 and 7.03(a) through (e) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Owners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Trust income, gain, loss, or deduction. Therefore, notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), offsetting special allocations of Trust income, gain, loss, or deduction shall be made so that, after such offsetting allocations are made, each Owner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Owner would have had if the Regulatory Allocations were not part of this Agreement and all Trust items were allocated pursuant to Sections 7.01 and 7.02. In making such offsetting allocations, there shall be taken into account future Regulatory Allocations under Section 7.03(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.03(d) and (e).

           Section 7.05     Other Allocation Rules.

          (a)   For purposes of determining the Profit, Loss, or any other items allocable to any period, Profit, Loss, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Owner Trustee, under the direction of the Super-majority Owners, using any method permissible under section 706 of the Code and the Regulations thereunder.

          (b)   The Owners are aware of the income tax consequences of the allocations made by this Article VII and hereby agree to be bound by the provisions of this Article VII in reporting their shares of Trust income and loss for income tax purposes.

          (c)   Solely for purposes of determining an Owner’s proportionate share of the “excess nonrecourse liabilities” of the Trust within the meaning of section 1.752-3(a)(3) of the Regulations, the Owners’ interests in Trust profits are in proportion to their Sharing Ratios.

          (d)   To the extent permitted by section 1.704-2(h)(3) of the Regulations, the Owner Trustee shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Owner.

           Section 7.06     Distribution of Net Cash Flow. Except to the extent prohibited by any other agreement to which the Trust is a party or is otherwise bound, Net Cash Flow on each Distribution Date shall be distributed on such Distribution Date to each Owner in an amount equal to (i) the Profit allocated to such Owner under this Article VII and not previously distributed to such Owner less (ii) the amount of Losses allocated to such Owner to the extent such Losses were not applied in reduction of the amount of any previous distribution of Net Cash Flow to such Owner. All payments to be made under this Agreement by the Owner Trustee shall be made only from the income and proceeds of the Trust Property and only to the extent the Owner Trustee has received such income or proceeds.

           Section 7.07     Distribution Date Statement. With each distribution to an Owner pursuant to Section 7.06, the Owner Trustee shall deliver a Distribution Date Statement setting forth, for the period since the preceding Distribution Date:

          (a)   Income and proceeds received by the Owner Trustee with respect to the Trust Property;

          (b)   Amounts paid to the Owner Trustee;

          (c)   Amounts paid to any Person pursuant to a Trust Related Agreement; and

          (d)   Amounts paid for other expenses of the Trust.

           Section 7.08     Allocation of Tax Liability. In the event that any tax is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the Owners in proportion to their respective Sharing Ratios. The Owner Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners sufficient funds to pay or provide for the payment of, and then to pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

           Section 7.09     Method of Payment. All amounts payable to an Owner pursuant to this Agreement shall be paid by the Owner Trustee to such Owner or a nominee therefor by check payable to such Owner, mailed first class to the address of such Owner appearing on the register maintained pursuant to Section 3.02, or by crediting the amount to be distributed to such Owner to an account maintained by such Owner with the Owner Trustee or by transferring such amount by wire transfer in immediately available funds to a banking institution with bank wire transfer facilities for the account of such Owner, as instructed in writing from time to time by such Owner. The Owner Trustee may require an Owner to pay any wire transfer fees incurred in connection with any wire transfer made to such Owner.

           Section 7.10     No Segregation of Funds; No Interest. Subject to Sections 2.03(b)(ii) and 5.01, funds received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

           Section 7.11     Interpretation and Application of Provisions by the Administrator. The Owner Trustee shall appoint and authorize the Administrator to interpret and apply the provisions set forth in Articles V, VI, VII and XI regarding application of funds, allocations of Profit and Loss and Distributions of Net Cash Flow, to resolve any ambiguities that may result from such application and to provide the Owner Trustee and the Owners with clarification of any provision as may be necessary or appropriate. The determinations of the Administrator shall be binding upon the Owners.

ARTICLE VIII

AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

           Section 8.01     General Authority. The Owner Trustee is authorized to take all actions required or permitted to be taken by it pursuant to the terms of this Agreement, the Trust Related Agreements and the Statutory Trust Statute. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs with respect to the Trust Related Agreements.

           Section 8.02     Specific Authority. The Owner Trustee is hereby authorized and directed to take the following actions:

          (a)   Execute the Certificate of Trust;

          (b)   Execute and deliver the Administration Agreement and the Back-up Agreement and on behalf of the Trust, as well as the Trust Related Agreements, including without limitation, the Trust Certificates and any other document contemplated by the foregoing, in each case in such form as the Administrator shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof; and

          (c)   Execute and deliver on behalf of the Trust any documents necessary or appropriate, in such form as the Administrator shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof, to cause the repurchase by TERI or the Trust, as the case may be, of any Student Loan Note required to be repurchased in accordance with the TERI Guaranty Agreements.

           Section 8.03  General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Owners. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Trust Related Agreements to the extent the Administrator has agreed in the Administration Agreement to perform such acts or to discharge such duties of the Owner Trustee hereunder or under any Trust Related Agreement, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

           Section 8.04  Accounting and Reports to the Owners, the Internal Revenue Service and Others. The Administrator shall (a) maintain or cause to be maintained the books of the Trust on a fiscal year basis using the accrual method of accounting, (b) deliver to each Owner, within 60 days of the end of each Fiscal Year, or more often, as may be required by the Code and the Regulations thereunder, a copy of the annual financial statement of the Trust for such Fiscal Year and a statement in such form and containing such information as may be required by such Regulations, and as is necessary and appropriate to enable each Owner to prepare its federal and state income tax returns, (c) file such tax returns and reports relating to the Trust, and make such elections, including an election for the first taxable year of the Trust, as may be necessary for the Trust to qualify as a grantor trust (or, if that is not possible, as a partnership), or as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder, (d) cause such tax returns to be signed in the manner required by law, (e) collect or cause to be collected any withholding tax required by the Code to be withheld by the Owner Trustee with respect to distributions to Owners who are nonresident aliens or foreign corporations, and (f) cause to be mailed to each Owner copies of all such reports and tax returns of the Trust.

           Section 8.05  Signature of Returns. The Owner Trustee shall sign on behalf of the Trust the tax returns and other Periodic Filings of the Trust, unless applicable law requires an Owner to sign such documents, in which case, so long as the Depositor is an Owner and applicable law allows the Depositor to sign any such document, the Depositor shall sign such document. At any time that the Depositor is not an Owner, or is otherwise not allowed by law to sign any such document, then the Owner required by law to sign such document shall sign.

           Section 8.06  Right to Receive and Rely Upon Instructions. In the event that the Owner Trustee is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Agreement or any Trust Related Agreement, or such provision is ambiguous as to its application, or is or appears to be in conflict with any other applicable provision, or in the event that this Agreement or any Trust Related Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instructions and, to the extent that the Owner Trustee shall have acted or refrained from acting in good faith in accordance with any instructions received from the Owners, the Owner Trustee shall not be liable to any Person on account of such action or inaction. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as may be specified in such notice) the Owner Trustee may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Trust Related Agreements, as the Owner Trustee shall deem to be in the best interests of the Owners, and the Owner Trustee shall have no liability to any Person for such action or inaction.

           Section 8.07  No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement, and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Property which result from claims against the Owner Trustee personally that are not related to the ownership or the administration of the Trust Property or the transactions contemplated by the Trust Related Agreements.

           Section 8.08  No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (b) in accordance with instructions delivered to the Owner Trustee pursuant to Section 8.06 and Article IV hereof.

           Section 8.09  Restriction. Notwithstanding anything herein to the contrary, the Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust or (b) that would result in the Trust being treated as an association taxable as a corporation for Federal income tax purposes.

ARTICLE IX

CONCERNING THE OWNER TRUSTEE

           Section 9.01  Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Owner Trustee shall not be personally liable under any circumstances, except (a) for its own willful misconduct or gross negligence, (b) for liabilities arising from the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 8.07, or (c) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or the Trust Related Agreements. In particular, but not by way of limitation:

          (i)   The Owner Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer of the Owner Trustee;

          (ii)   The Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Administrator or the Owners;

          (iii)  No provision of this Agreement shall require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (iv)   Under no circumstance shall the Owner Trustee be personally liable for any indebtedness of the Trust under any Trust Related Agreement;

          (v)   The Owner Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of any Student Loan or Trust Certificate (other than with respect to the due execution thereby by an Authorized Officer), or for or in respect of the validity or sufficiency of the Administration Agreement or the Trust Related Agreements; and

          (vi)   The Owner Trustee shall not be liable for the default or misconduct of the Administrator under any of the Trust Related Agreements or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust hereunder or under any Trust Related Agreement that are required to be performed by the Administrator under the Administration Agreement.

           Section 9.02     Furnishing of Documents. The Owner Trustee shall furnish to the Owners, promptly upon receipt thereof, duplicates or copies of all material reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder (other than documents originated by or otherwise furnished to such Owners).

           Section 9.03     Reliance; Advice of Counsel.

          (a)   The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, note or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b)   In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under any of the Trust Related Agreements, the Owner Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

           Section 9.04     Not Acting in Individual Capacity. Except as expressly provided in this Article IX, in accepting the trusts hereby created, the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or the Trust Related Agreements shall look only to the Trust Property for payment or satisfaction thereof.

           Section 9.05     Representations and Warranties of Owner Trustee. The Owner Trustee represents and warrants to the Depositor that (a) the Owner Trustee meets the requirements of (i) Rule 3(a)(7) promulgated under the Investment Company Act of 1940, as amended, and (ii) section 3807 of the Statutory Trust Statute and (b) the Owner Trustee or the Owner Trustee’s parent entity has a combined capital and surplus of at least $50,000,000.

ARTICLE X

COMPENSATION OF OWNER TRUSTEE

           Section 10.01     Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive compensation from the Administrator and, to the extent not paid by the Administrator, from the Trust Property for its services hereunder as set forth in a separate fee agreement between The First Marblehead Corporation, the Depositor and the Owner Trustee. The Owner Trustee shall be entitled to be reimbursed by the Administrator and, to the extent not paid by the Administrator, from the Trust Property for its reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement and the Trust Related Agreements.

           Section 10.02     Indemnification. The National Collegiate Funding LLC and The Education Resources Institute, Inc. shall be jointly and severally liable for, and hereby agree to, indemnify Wilmington Trust Company, individually and as Owner Trustee, and its successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, taxes (other than taxes incurred as the result of the payment of fees and expenses pursuant to Section 10.01), claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against the Owner Trustee (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Trust Related Agreement, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, except only that the Owners shall not be required to indemnify the Owner Trustee for expenses arising or resulting from any of the matters described in the second sentence of Section 9.01. The indemnities contained in this Section 10.02 shall survive the termination of this Agreement. The obligations of The National Collegiate Funding LLC and The Education Resources Institute, Inc. pursuant to this Section 10.02 shall be borne in proportion to their respective Percentage Interests. The indemnities contained in this Section 10.02 extend only to the Owner Trustee in its individual capacity.

           Section 10.03     Lien on Trust Property. Following the retirement of the Notes, the Owner Trustee shall have a lien on the Trust Property for any compensation or expenses and indemnity due hereunder which lien shall be prior to all other liens.

           Section 10.04     Payments to the Owner Trustee. Any amounts paid to the Owner Trustee from the Trust Property pursuant to this Article X shall be deemed not to be part of the Trust Property immediately after such payment.

ARTICLE XI

TERMINATION OF TRUST

           Section 11.01     Termination of Trust.

          (a)   The trust created hereby shall dissolve and terminate and, except as otherwise provided in this Article XI, this Agreement shall be of no further force or effect, upon the earlier of (i) if the Notes are no longer outstanding, the unanimous consent of the Owners, (ii) if the Notes are no longer outstanding, the sale or other final disposition by the Owner Trustee of the Trust Property and the final distribution by the Owner Trustee of all funds or other property or proceeds of the Trust Property in accordance with the terms of this Agreement and the Trust Related Agreements, and (iii) 21 years less one day after the death of the survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James.

          (b)   The bankruptcy, death, incapacity, dissolution or termination of any Owner shall not operate to dissolve or terminate this Agreement, nor entitle such Owner’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

           (c)  Upon the termination of the Trust pursuant to this Article XI, the Owner Trustee shall cause a Certificate of Termination to be filed with the Secretary of State.

           Section 11.02     Distribution of Assets. Upon dissolution and termination of the Trust, the Owner Trustee shall take full account of the Trust assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

          (a)   To the payment of the expenses of liquidation and the debts and liabilities of the Trust;

          (b)   To the setting up of reserves which the Owner Trustee may deem necessary or appropriate for anticipated obligations or contingencies of the Trust arising out of or in connection with the operation of the Trust. Such reserves may be paid over by the Owner Trustee to an escrow agent or trustee selected by the Owner Trustee to be disbursed by such escrow agent or trustee in payment of any of such obligations or contingencies and, if any balance remains at the expiration of such period as the Owner Trustee shall deem advisable, to be distributed by such escrow agent or trustee in the manner hereinafter provided;

           (c)  To each of the Owners, other than TERI, in accordance with the positive balances in each such Owner’s Capital Account to the extent of the aggregate unreturned Capital Contributions of such Owner credited therein; and

          (d)   To the Owners, the balance of any proceeds in accordance with the positive balances in their respective Capital Accounts; provided that with respect to any distribution to TERI, such distribution shall be reduced by the amount of money paid to TERI by the Trust in accordance with paragraph 4 of the Section 2.05 Supplement to Master Loan Guaranty Agreement between TERI and The First Marblehead Corporation dated April 30, 2001 less the amount by which aggregate Distributions to TERI of Net Cash Flow pursuant to Section 7.06 hereof have been reduced by the application of subsection (iii) thereof, and any such reduction shall be distributed to the Owners other than TERI in accordance with the positive balances in their respective Capital Accounts.

If, at the time of liquidation, the Owner Trustee shall determine that an immediate sale of some or all of the assets would cause undue loss to the Owners, the Owner Trustee may, in order to avoid such loss and with the consent of the Owners, defer liquidation.

           Section 11.03     No Termination by Depositor or Owners. Except as provided in Section 11.01, neither the Depositor nor the Owners shall be entitled to terminate or revoke the Trust established hereunder.

ARTICLE XII

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

           Section 12.01     Resignation of Owner Trustee; Appointment of Successor.

          (a)   The Owner Trustee may resign at any time without cause by giving at least 60 days’ prior written notice to the Administrator, the Owners and the Administrative Agent, such resignation to be effective upon the acceptance of appointment by a successor Owner Trustee under Section 12.01(b). In addition, the Super-majority Owners may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Administrator, such removal to be effective upon the acceptance of appointment by a successor Owner Trustee under Section 12.01(b). In case of the resignation or removal of the Owner Trustee, the Owners may appoint a successor Owner Trustee by an instrument signed by the Owners. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Owners may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee shall have been appointed as provided above. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

          (b)   Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act (except for the filing required under clause (e) below), shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee and the payment of all fees and indemnities due the predecessor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all funds or other property then held or subsequently received by such predecessor Owner Trustee upon the trusts herein expressed.

          (c)   Any successor Owner Trustee, however appointed, shall be a bank or trust company (i) that meets the requirements of (A) Rule 3(a)(7) promulgated under the Investment Company Act of 1940, as amended, and (B) section 3807 of the Statutory Trust Statute and (ii) whose parent entity has a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

          (d)   Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 12.01(c), be the Owner Trustee under this Agreement without further act.

          (e)   Any successor Owner Trustee appointed pursuant to this Article XII shall file an amendment to the Certificate of Trust with the Secretary of State reflecting the name and principal place of business of such successor Owner Trustee.

           Section 12.02     Appointment of Additional Owner Trustees. At any time or times for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Owner Trustee and the Administrator, acting jointly, by an instrument in writing, may appoint one or more individuals or corporations approved by the Administrator and the Owner Trustee to act as separate trustee or separate trustees of all or any part of the Trust Property to the full extent that local law makes it necessary or appropriate for such separate trustee or separate trustees to act alone. If the Administrator shall not have joined in such appointment within fifteen days after the receipt of such request, the Owner Trustee, acting alone, shall have the power to make such appointment.

ARTICLE XIII

TAX MATTERS PARTNER

           Section 13.01     Tax Matters Partner. In the event that the Trust is treated, or the IRS purports to treat the Trust, as a partnership for federal income tax purposes, the tax matters partner (within the meaning of section 6231(a)(7) of the Code and applicable Regulations) of the Trust for all federal income tax purposes set forth in the Code shall be The National Collegiate Funding LLC. Subject to Section 13.08, the tax matters partner shall have the authority to represent the Trust and perform the duties imposed on the tax matters partner under the Code, and as set forth in this Article XIII.

           Section 13.02     Notice of Tax Audit. The tax matters partner shall give prompt notice to the Owners upon receipt of advice that the Internal Revenue Service intends to examine Trust income tax returns for any year.

           Section 13.03     Authority to Extend Period for Assessing Tax. Subject to Section 13.08, the tax matters partner shall have the authority to extend the period for assessing any tax imposed on any Owner under the Code by any agreement as provided for under section 6229(b)(1)(B) of the Code.

           Section 13.04     Choice of Forum for Filing Petition for Readjustment. Any petition for readjustment may, but is not required to, be filed by the tax matters partner in accordance with section 6226(a) of the Code in the United States District Court for the district in which the Trust’s principal place of business is located, or the United States Claims Court.

           Section 13.05     Authority to Bind Owners by Settlement Agreement. Subject to Section 13.08, the tax matters partner shall enter into a settlement agreement in accordance with section 6224(c)(3) of the Code as directed by the Owners.

           Section 13.06     Notices Sent to the Internal Revenue Service. The tax matters partner shall use its best efforts to furnish to the Internal Revenue Service the name, address, profits interest and taxpayer identification number of each Owner and any additional information it receives from each Owner regarding any change in that Owner’s name, address, profits interest and taxpayer identification number. In no event shall the tax matters partner be liable, responsible or accountable in damages or otherwise to the Owner for any loss in connection with furnishing such information to the Internal Revenue Service if the tax matters partner acts in good faith and is not guilty of fraud or gross negligence.

           Section 13.07     Indemnification of Tax Matters Partner. The Trust shall indemnify and save harmless the tax matters partner against any loss, damage, cost or expense (including attorneys’ fees) incurred by it as a result of any act performed or omitted on behalf of the Trust or any Owner or in furtherance of the Trust’s interests or the interests of the Owner, in its capacity as tax matters partner, without, however, relieving the tax matters partner of liability for bad faith, fraud or gross negligence.

           Section 13.08     Approval of Tax Matters Partner’s Decisions. The tax matters partner shall call a meeting of the Owners at any time in order to discuss any decisions the tax matters partner may propose to make, notice of which shall be included in the notice of such meeting.

          The tax matters partner shall make no decision and take no action with respect to the determination, assessment or collection of any tax imposed by the Code on the Owners unless and until such decision has been approved by the Owners.

           Section 13.09     Participation by Owners in Internal Revenue Service Administrative Proceedings. Nothing contained in this Article XIII shall be construed to take away from any Owner any right granted to such person by the Code to participate in any manner in administrative proceedings of the Internal Revenue Service.

ARTICLE XIV

MISCELLANEOUS

           Section 14.01     Supplements and Amendments.

          (a)   This Agreement may be amended only by a written instrument signed by the Owner Trustee and all of the Owners at the time of such amendment and upon satisfaction of the Rating Agency Condition (as defined in the Indenture); provided, however, that if, in the opinion of the Owner Trustee, any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any of the documents contemplated hereby to which the Owner Trustee or the Trust is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Owner Trustee or any document contemplated hereby to which the Owner Trustee is a party, the Owner Trustee may in its sole discretion decline to execute such instrument. The Certificate of Trust shall be amended (except as required by the Statutory Trust Statute) only upon satisfaction of the Rating Agency Condition (as defined in the Indenture). The Owner Trustee shall be fully protected in relying upon a certificate of the Administrator in determining if the Rating Agency Condition (as defined in the Indenture) has been satisfied.

          (b)   The Trust shall not change its jurisdiction of formation without first satisfying the Rating Agency Condition (as defined in the Indenture).

           Section 14.02     No Legal Title to Trust Property in Owner. Legal title to all Trust Property shall be vested at all times in the Trust as a separate legal entity, except where the laws of any jurisdiction require title to be vested in a trustee in which case legal title shall be vested in the Owner Trustee on behalf of the Trust. The Owners shall not have legal title to any part of the Trust Property and shall only have an undivided beneficial interest therein. No transfer, by operation of law or otherwise, of any right, title and interest of the Owners in and to their undivided Beneficial Interests in the Trust Property hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

           Section 14.03     Pledge of Collateral by Owner Trustee is Binding. The pledge of any Trust Property to any Person by the Owner Trustee made under any Trust Related Agreement and pursuant to the terms of this Agreement shall bind the Owners and shall be effective to transfer or convey the rights of the Owner Trustee and the Owners in and to such Trust Property to the extent set forth in such Trust Related Agreement. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

           Section 14.04     Limitations on Rights of Others. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Owner Trustee, the Administrator and the Owners any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein provided, however, that for so long as any of the Notes are outstanding or any amounts are owed to the Indenture Trustee, the Noteholders are third party beneficiaries hereof.

           Section 14.05     Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand or mailed by certified mail, postage prepaid, if to the Owner Trustee, addressed to: Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware, 19890, Attention: Corporate Trust Administration, or to such other address as the Owner Trustee may have set forth in a written notice to the Owners; and if to an Owner, addressed to it at the address set forth for such Owner in the register maintained by the Owner Trustee. Whenever any notice in writing is required to be given by the Owner Trustee hereunder, such notice shall be deemed given and such requirement satisfied 72 hours after such notice is mailed by certified mail, postage prepaid, addressed as provided above; any notice given by an Owner to the Owner Trustee shall be effective upon receipt by an Authorized Officer of the Owner Trustee. A copy of any notice delivered to the Owner Trustee shall also be delivered to the Administrator, addressed to: First Marblehead Data Services, Inc., The Prudential Tower, 800 Boylston Street — 34th Floor, Boston, MA 02199-8157, Attention: Ms. Rosalyn Bonaventure, with a copy to First Marblehead Corporation, The Prudential Tower, 800 Boylston Street — 34th Floor, Boston, MA 02199-8157, Attention: Corporate Trust Administration, or to such other addresses as the Administrator may have set forth in a written notice to the Owner Trustee.

           Section 14.06     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           Section 14.07     Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

           Section 14.08     Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

           Section 14.09     Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

           Section 14.10     Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance.

           Section 14.11     General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a)   The defined terms in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

          (b)   Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

          (c)   References herein to “Articles,” “Sections,” “paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, paragraphs and other subdivisions of this Agreement;

          (d)   A reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to subparagraphs and other subdivisions;

          (e)   The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f)   The term “include” or “including” shall mean without limitation by reason of enumeration.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to the duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its
individual capacity except as expressly provided
herein, but solely as Owner Trustee

By: /s/ Emmett R. Harmon
       Name:    Emmett R. Harmon
       Title:      Vice President

THE NATIONAL COLLEGIATE FUNDING,
LLC, as Depositor and Owner

By: GATE Holdings, Inc., Member

       By: /s/ John Hupalo
              Name:    John Hupalo
              Title:      Vice President

THE EDUCATION RESOURCES INSTITUTE,
INC., as Owner

By: /s/ William G. Davidson
       Name:    William G. Davidson
       Title:      Vice President, Treasurer and Chief Financial Officer

ACKNOWLEDGED WITH RESPECT TO THE POWER ATTORNEY GRANTED IN SECTION 4.05 FIRST MARBLEHEAD DATA SERVICES, INC. By: /s/ Rosalyn Bonaventure Name: Rosalyn Bonaventure Title: President

SCHEDULE A

Owners	Capital Contributions ($)	Sharing Ratio (%)	Percentage Interest (%)
The National Collegiate
Funding LLC	$[1.00]	[87.27]%	[87.27]%
The Education Resources
Institute, Inc.	None	[12/73]%*	[12.73]%*

*	Subject to final reconciliation.

SCHEDULE B
Loan Originators

Bank of America, N.A.

Bank One, N.A.

Charter One Bank, N.A.

Chase Manhattan Bank USA, N.A.

Citizens Bank of Rhode Island

First National Bank Northeast

GMAC Bank

HSBC Bank USA, National Association

The Huntington National Bank

Manufacturers and Traders Trust Company

National City Bank PNC Bank, N.A.

PNC Bank, N.A.

Sovereign Bank

SunTrust Bank

TCF National Bank.

U.S. Bank, N.A.

SCHEDULE C
Loan Purchase Agreements

Each of the Note Purchase Agreements, as amended or supplemented, was entered into by and between The First Marblehead Corporation and:

•	Bank of America, N.A., dated April 30, 2001, for loans that were originated under Bank of America’s BAGEL Loan Program, CEDU Loan Program and ISLP Loan Program.

•	Bank of America, N.A., dated June 30, 2003, for loans that were originated under Bank of America’s Direct to Consumer Loan Program.

•	Bank of America, N.A., dated April 1, 2006, for loans that were originated under Bank of America’s Direct to Consumer Loan Program.

•	Bank One, N.A., dated May 1, 2002, for loans that were originated under Bank One’s CORPORATE ADVANTAGE Loan Program and EDUCATION ONE Loan Program.

•	Bank One, N.A., dated July 26, 2002, for loans that were originated under Bank One’s M&T REFERRAL Loan Program

•	Charter One Bank, N.A., dated as of December 29, 2003 for loans that were originated under Charter One’s AAA Southern New England Bank Loan Program.

•	Charter One Bank, N.A., dated October 31, 2003, for loans that were originated under Charter One's AES EducationGAIN Loan Program.

•	Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's CFS Direct to Consumer Loan Program.

•	Charter One Bank, N.A., dated June 30, 2003, for loans that were originated under Charter One's Citibank Flexible Education Loan Program.

•	Charter One Bank, N.A., dated July 1, 2002, for loans that were originated under Charter One's College Loan Corporation Loan Program.

•	Charter One Bank, N.A., dated December 1, 2003, for loans that were originated under Charter One's Custom Educredit Loan Program.

•	Charter One Bank, N.A., dated May 10, 2004, for loans that were originated under Charter One's Edfinancial Loan Program.

•	Charter One Bank, N.A., dated September 15, 2003, for loans that were originated under Charter One's Extra Credit II Loan Program (North Texas Higher Education).

•	Charter One Bank, N.A., dated September 20, 2003, for loans that were originated under Charter One's M&I Alternative Loan Program.

•	Charter One Bank, N.A., dated November 17, 2003, for loans that were originated under Charter One's National Education Loan Program.

•	Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's NextStudent Alternative Loan Program.

•	Charter One Bank, N.A., dated March 26, 2004, for loans that were originated under Charter One's NextStudent Private Consolidation Loan Program.

•	Charter One Bank, N.A., dated March 25, 2004, for loans that were originated under Charter One's START Education Loan Program.

•	Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's WAMU Alternative Student Loan Program.

•	Charter One Bank, N.A., dated February 15, 2005, for loans that were originated under Charter One’s Referral Loan Program (including loans in the UPromise, Collegiate Solutions, College Board, and Axiom Alternative Loan Program).

•	Chase Manhattan Bank USA, N.A., dated September 30, 2003, as amended on March 1, 2004, September 8, 2004 and February 25, 2005, for loans that were originated under Chase’s Chase Extra Loan Program.

•	Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s Compass Bank Loan Program.

•	Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s DTC Alternative Loan Program.

•	Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s Navy Federal Referral Loan Program.

•	Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s Xanthus Loan Program.

•	Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s FinanSure Alternative Loan Program.

•	First National Bank Northeast, dated August 1, 2001, for loans that were originated under First National Bank Northeast’s CASL Undergraduate Alternative Loan Program.

•	GMAC Bank, dated May 30, 2003, for loans that were originated under GMAC Banks’ Alternative Loan Program

•	HSBC Bank USA, National Association, dated April 17, 2002, as amended on June 2, 2003 and August 1, 2003, for loans that were originated under the HSBC Loan Program.

•	The Huntington National Bank, dated May 20, 2003, for loans that were originated under The Huntington National Bank’s Huntington Bank Education Loan Program.

•	Manufacturers and Traders Trust Company, dated April 29, 2004, for loans that were originated under Manufacturers and Traders Trust Company’s Alternative Loan Program.

•	National City Bank, dated November 13, 2002, for loans that were originated under National City Bank’s National City Loan Program.

•	PNC Bank, N.A., dated April 22, 2004, for loans that were originated under PNC Bank’s Alternative Conforming Loan Program.

•	PNC Bank, N.A., dated April 22, 2004, for loans that were originated under PNC Bank’s Brazos Alternative Loan Program.

•	PNC Bank, N.A., dated April 22, 2004, for loans that were originated under PNC Bank’s Edvisors Alternative Loan Program.

•	PNC Bank, N.A., dated April 22, 2004, for loans that were originated under PNC Bank’s Regions Bank Alternative Loan Program.

•	Sovereign Bank, dated April 30, 2004, for loans that were originated under Sovereign Bank’s Alternative Loan Program.

•	SunTrust Bank, dated March 1, 2002, for loans that were originated under SunTrust Bank’s SunTrust Alternative Loan Program.

•	TCF National Bank, dated July 22, 2005, for loans that were originated under TCF National Bank’s Alternative Loan Program.

•	U.S. Bank, N.A., dated May 1, 2005, for loans that were originated under U.S Bank’s Alternative Loan Program.

SCHEDULE D
Guaranty Agreements

Each of the following Guaranty Agreements, as amended or supplemented, was entered into by and between The Education Resources Institute, Inc. and:

•	Bank of America, N.A., dated April 30, 2001, for loans that were originated under Bank of America’s BAGEL Loan Program, CEDU Loan Program and ISLP Loan Program.

•	Bank of America, N.A., dated June 30, 2003, for loans that were originated under Bank of America’s Direct to Consumer Loan Program.

•	Bank One, N.A., dated May 13, 2002, for loans that were originated under Bank One’s CORPORATE ADVANTAGE Loan Program and EDUCATION ONE Loan Program.

•	Bank One, N.A., dated July 26, 2002, for loans that were originated under Bank One’s M&T REFERRAL Loan Program

•	Charter One Bank, N.A., dated as of December 29, 2003 for loans that were originated under Charter One’s AAA Southern New England Bank Loan Program.

•	Charter One Bank, N.A., dated October 31, 2003, for loans that were originated under Charter One's AES EducationGAIN Loan Program.

•	Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's CFS Direct to Consumer Loan Program.

•	Charter One Bank, N.A., dated June 30, 2003, for loans that were originated under Charter One's Citibank Flexible Education Loan Program.

•	Charter One Bank, N.A., dated July 1, 2002, for loans that were originated under Charter One's College Loan Corporation Loan Program.

•	Charter One Bank, N.A., dated December 1, 2003, for loans that were originated under Charter One's Custom Educredit Loan Program.

•	Charter One Bank, N.A., dated May 10, 2004, for loans that were originated under Charter One's Edfinancial Loan Program.

•	Charter One Bank, N.A., dated September 15, 2003, for loans that were originated under Charter One's Extra Credit II Loan Program (North Texas Higher Education).

•	Charter One Bank, N.A., dated September 20, 2003, for loans that were originated under Charter One's M&I Alternative Loan Program.

•	Charter One Bank, N.A., dated November 17, 2003, for loans that were originated under Charter One's National Education Loan Program.

•	Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's NextStudent Alternative Loan Program.

•	Charter One Bank, N.A., dated March 26, 2004, for loans that were originated under Charter One's NextStudent Private Consolidation Loan Program.

•	Charter One Bank, N.A., dated May 1, 2003, for loans that were originated under Charter One's SAF Alternative Loan Program.

•	Charter One Bank, N.A., dated March 25, 2004, for loans that were originated under Charter One's START Education Loan Program.

•	Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's WAMU Alternative Student Loan Program.

•	Charter One Bank, N.A., dated February 15, 2005, for loans that were originated under Charter One’s Referral Loan Program (including loans in the UPromise, Collegiate Solutions, College Board and Axiom Alternative Loan Program).

•	Chase Manhattan Bank USA, N.A., dated September 30, 2003, as amended on March 1, 2004 and February 25, 2005, for loans that were originated under Chase’s Chase Extra Loan Program.

•	Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s Compass Bank Loan Program.

•	Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s DTC Alternative Loan Program.

•	Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s Navy Federal Referral Loan Program.

•	Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under citizens Bank of Rhode Island’s FinanSure Alternative Loan Program.

•	Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s Xanthus Loan Program.

•	First National Bank Northeast, dated August 1, 2001, for loans that were originated under First National Bank Northeast’s CASL Undergraduate Alternative Loan Program.

•	GMAC Bank, dated May 30, 2003, for loans that were originated under GMAC Bank’s GMAC Bank Student Loan Program.

•	HSBC Bank USA, National Association, dated April 17, 2002, as amended on August 1, 2003 and May 14, 2004, for loans that were originated under the HSBC Loan Program.

•	The Huntington National Bank, dated May 20, 2003, for loans that were originated under The Huntington National Bank’s Huntington Bank Education Loan Program.

•	Manufacturers and Traders Trust Company, dated April 29, 2004, for loans that were originated under Manufacturers and Traders Trust Company’s Alternative Loan Program.

•	National City Bank, dated July 26, 2002, for loans that were originated under National City Bank’s National City Loan Program.

•	PNC Bank, N.A., dated April 22, 2004, for loans that were originated under PNC Bank’s Alternative Loan Program, Brazos Alternative Loan Program, Edvisors Alternative Loan Program, and Regions Bank Alternative Loan Program.

•	Sovereign Bank, dated April 30, 2004, for loans that were originated under Sovereign Bank’s Alternative Loan Program.

•	SunTrust Bank, dated March 1, 2002, for loans that were originated under SunTrust Bank’s SunTrust Alternative Loan Program.

•	TCF National Bank, dated July 22, 2005, for loans that were originated under TCF National Bank’s Alternative Loan Program.

•	U.S. Bank, N.A., dated May 1, 2005, for loans that were originated under U.S. Bank's Alternative Loan Program.

EXHIBIT 1

FORM OF TRUST CERTIFICATE

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-2

TRUST CERTIFICATE

THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE, SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS. THE TRANSFER OF THIS TRUST CERTIFICATE WILL NOT BE EFFECTIVE UNLESS THE TRANSFEREE HAS DELIVERED TO THE OWNER TRUSTEE A LETTER IN THE FORM REQUIRED BY SECTION 3.04(A) OF THE TRUST AGREEMENT AND THE TRANSFEREE PROVIDES THE OWNER TRUSTEE WITH EVIDENCE SATISFACTORY TO THE OWNER TRUSTEE DEMONSTRATING THE TRANSFEROR’S COMPLIANCE WITH SECTION 3.04(B) OF THE TRUST AGREEMENT.

TRUST CERTIFICATE
UNDER THE TRUST AGREEMENT, DATED
as of June 8, 2006

Certificate No. ______

Wilmington Trust Company, not in its individual capacity, but solely as owner trustee (the “Owner Trustee”) under the Trust Agreement, dated as of June 8, 2006, with The National Collegiate Funding LLC and The Education Resources Institute, Inc., on behalf of the holders from time to time (each an “Owner”) of beneficial interests in the trust created thereby (the “Trust Agreement”), hereby certifies that ______________ is the owner of an undivided beneficial interest equal to the percentage listed on Schedule A to the Trust Agreement in the Trust Property provided for and created by the Trust Agreement. This Trust Certificate is issued pursuant to and is entitled to the benefits of the Trust Agreement, and each Owner by acceptance hereof shall be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof. The Owner Trustee may treat the person shown on the register maintained by the Owner Trustee pursuant to Section 3.02 of the Trust Agreement as the absolute Owner hereof for all purposes.

Capitalized terms used herein without definition have the meanings ascribed to them in or by reference in the Trust Agreement.

Transfer of this Trust Certificate is subject to certain restrictions and limitations set forth in the Trust Agreement, including the requirement that any transfer requires the prior consent of owners of at least 85% of the Percentage Interests in the Trust. In the manner more fully set forth in, and as limited by, the Trust Agreement, this Trust Certificate may be transferred upon the books of the Owner Trustee by the registered Owner in person or by his attorney duly authorized in writing upon surrender of this Trust Certificate to the Owner Trustee accompanied by a written instrument of transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Owner Trustee may reasonably require, whereupon the Owner Trustee shall issue in the name of the transferee a Trust Certificate or Trust Certificates evidencing the amount and extent of interest of the transferee.

The Owner hereof, by its acceptance of this Trust Certificate, warrants and represents to the Owner Trustee and to the Owners of the other Trust Certificates issued under the Trust Agreement and agrees not to transfer this Trust Certificate except in accordance with the Trust Agreement.

This Trust Certificate and the Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance.

          IN WITNESS WHEREOF, the Owner Trustee, pursuant to the Trust Agreement, has caused this Trust Certificate to be issued as of the date hereof.

WILMINGTON TRUST COMPANY, not in its individual capacity , but solely as Owner Trustee By: Name: Title:

Dated: _______________

EXHIBIT 2

FORM OF ACCESSION AGREEMENT

_________________, _______________

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention:

Dear Sirs:

          We refer to the Trust Agreement, dated as of June 8, 2006 (the “Trust Agreement”), among The National Collegiate Funding LLC (the “Company”), The Education Resources Institute, Inc. and Wilmington Trust Company, a Delaware banking corporation (in its capacity as trustee thereunder, the “Owner Trustee”). We propose to purchase a beneficial interest in The National Collegiate Student Loan Trust 2006-2, a Delaware statutory trust (the “Trust”) formed pursuant to the Trust Agreement. Capitalized terms used herein without definition have the meanings given them in the Trust Agreement.

1.	We understand that our Trust Certificate is not being registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities or “Blue Sky” law and is being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act and any applicable state laws.

2.	We have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Trust, we are able to bear the economic risk of investment in the Trust and we are an “accredited investor” as defined in Regulation D under the 1933 Act.

3.	We acknowledge that none of the Trust, the Company or the Owner Trustee has advised us concerning the federal or state income tax consequences of owning a beneficial interest in the Trust, including the tax status of the Trust or the likelihood that distributions from the Trust would be characterized as “unrelated business income” for federal tax purposes, and we have consulted with our own tax advisor with respect to such matters.

4.	We are acquiring our Trust Certificate for our own account and not for the benefit of any other person and not with a view to any distribution of our beneficial interest in the Trust subject, nevertheless, to the understanding that disposition of our property shall at all times be and remain within our control.

5.	We agree that our beneficial interest in the Trust must be held indefinitely by us unless subsequently registered under the 1933 Act and any applicable state securities or “Blue Sky” law or unless exemptions from the registration requirements of the 1933 Act and applicable state laws are available.

6.	We agree that in the event that at some future time we wish to dispose of or exchange any of our beneficial interest in the Trust, we will not transfer or exchange any of our beneficial interest in the Trust unless we have obtained the prior written consent to such transfer or exchange pursuant to Section 3.04 of the Trust Agreement, and either:

(A)	(1) the transfer or exchange is made to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as this letter is executed promptly by such Eligible Purchaser, and (3) all offers or solicitations in connection with the sale (if a sale), whether made directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

(B)	our beneficial interest in the Trust is sold in a transaction that does not require registration under the 1933 Act and any applicable State “Blue Sky” law.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein.

7.	We understand that our Trust Certificate bears a legend to substantially the following effect:

THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS. THE TRANSFER OF THIS TRUST CERTIFICATE WILL NOT BE EFFECTIVE UNLESS THE TRANSFEREE HAS DELIVERED TO THE OWNER TRUSTEE A LETTER IN THE FORM REQUIRED BY SECTION 3.04(A) OF THE TRUST AGREEMENT AND THE TRANSFEREE PROVIDES THE OWNER TRUSTEE WITH EVIDENCE SATISFACTORY TO THE OWNER TRUSTEE DEMONSTRATING THE TRANSFEROR’S COMPLIANCE WITH SECTION 3.04(B) OF THE TRUST AGREEMENT.

8.	We agree to be bound by all terms and conditions of our Trust Certificate and the Trust Agreement.

Very truly yours, Name of Purchaser By: Name: Title:

Accepted and Acknowledged this _____th day of _________________, _____________. WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee By: Name: Title: